As filed with the Securities and Exchange Commission on April 12, 2000
                                      Registration No. 333- _________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8

                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                        NET PERCEPTIONS, INC.
       (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                41-1844584
      (State or Other Jurisdiction of             (I.R.S. Employer
      Incorporation or Organization)            Identification Number)

      7901 FLYING CLOUD DRIVE, MINNEAPOLIS, MINN              55344
           (Address of Principal Executive Offices)         (Zip Code)

 KNOWLEDGE DISCOVERY ONE, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN

                      (Full Title of the Plan)

                          STEVEN J. SNYDER
                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        NET PERCEPTIONS, INC.
                       7901 FLYING CLOUD DRIVE
                    MINNEAPOLIS, MINNESOTA 55344
               (Name and Address of Agent for Service)

                           (612) 903-9424
    (Telephone Number, Including Area Code, of Agent for Service)

                             Copies to:

                            KENT A. COIT
              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          ONE BEACON STREET
                     BOSTON, MASSACHUSETTS 02108
                           (617) 573-4800


                       CALCULATION OF REGISTRATION FEE


                                     Proposed        Proposed
     Title of          Amount         Maximum         Maximum        Amount of
    Securities          to be        Offering        Aggregate      Registration
       to be         Registered        Price         Offering           Fee
    Registered                       Per Share        Price
------------------- ------------- --------------- --------------- ----------------
Common Stock,          268,297       $19.75(1)     $5,298,866(1)     $1,398.90
$.0001 par value       shares
------------------- ------------- --------------- --------------- ----------------

  (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common
      Stock on the Nasdaq National Market on April 11, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents by Reference

            The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

              (a) Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1999 (SEC file number 000-25781 and filing date of March 30, 2000).

              (b) Proxy Statement on Schedule 14A for the 2000 Annual
                  Meeting of Stockholders (SEC file number 000-25781 and filing date of April 6, 2000).

              (c) Current Report on Form 8-K dated February 14, 2000 (SEC file number 000-25781 and filing date of February 22,
                  2000).

              (d) The description of Common Stock contained in Amendment
                  No. 3 to the Registration Statement on Form S-1 (SEC file number 333-31230 and filing date of March 23, 2000).

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.  Description of Securities

            Not applicable.

      Item 5.  Interests of Named Experts and Counsel

            The legality of the Common Stock being offered hereby will be passed for the Registrant by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts.

      Item 6.  Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.
Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Article IX of the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

      Item 7.  Exemption from Registration Claimed

            Not applicable.

      Item 8.  Exhibits

       Exhibit
       Number                       Description

         4.1*     Specimen Certificate of Common Stock

         4.2* Amended and Restated Investors Rights Agreement, dated December 18, 1997, among Net Perceptions, Inc. and the investors and founders named therein, as amended.

         4.3** Registration Rights Agreement, dated February 14, 2000, by and among Net Perceptions, Inc. and the stockholders named therein.

         5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

        23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)

        23.2 Consent of PricewaterhouseCoopers LLP, independent accountants

        24 Power of Attorney (included in the signature pages of this Registration Statement)

--------

* Incorporated by reference to Net Perceptions' Registration Statement on Form S-1 (SEC file number 333-71919 and filing date of February 5, 1999).

** Incorporated by reference to Net Perceptions' Registration Statement on
   Form S-1 (SEC file number 333-31230 and filing date of February 28, 2000).


      Item 9.  Undertakings

            1.    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with
                              respect to the plan of distribution not
                              previously disclosed in the Registration
                              Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) (1)
                              (i) and (a) (1) (ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 12th day of April, 2000.

                          NET PERCEPTIONS, INC.

                          By: /s/ Steven J. Snyder
                              -----------------------
                              Steven J. Snyder
                              President and
                              Chief Executive Officer


                          POWER OF ATTORNEY

We, the undersigned officers and directors of Net Perceptions, Inc. hereby severally constitute Steven J. Snyder and Thomas M. Donnelly and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Net Perceptions, Inc., to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                           Title                    Date


/s/ Steven J. Snyder            President, Chief Executive     April 12, 2000
------------------------------  Officer and Director
Steven J. Snyder                (Principal Executive Officer)


/s/ Thomas M. Donnelly          Chief Financial Officer and    April 12, 2000
------------------------------  Secretary (Principal Financial
Thomas M. Donnelly              and Accounting Officer)


/s/ John T. Riedl               Director                       April 12, 2000
------------------------------
John T. Riedl

/s/ Ann L. Winblad              Director                       April 12, 2000
------------------------------
Ann L. Winblad


/s/ Douglas J. Burgum           Director                       April 12, 2000
------------------------------
Douglas J. Burgum


                                Director
------------------------------
William Lansing






                            EXHIBIT INDEX
 Exhibit
 Number                       Description

   4.1*      Specimen Certificate of Common Stock

   4.2* Amended and Restated Investors Rights Agreement, dated December 18, 1997, among Net Perceptions, Inc. and the investors and founders named therein, as amended.

   4.3** Registration Rights Agreement, dated February 14, 2000, by and among Net Perceptions, Inc. and the stockholders named therein.

   5         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

   23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)

   23.2      Consent of PricewaterhouseCoopers LLP, independent accountants

   24 Power of Attorney (included in the signature pages of this Registration Statement)


--------

* Incorporated by reference to Net Perceptions' Registration Statement on Form S-1 (SEC file number 333-71919 and filing date of February 5, 1999).
** Incorporated by reference to Net Perceptions' Registration Statement on
   Form S-1 (SEC file number 333-31230 and filing date of February 28, 2000).